Page 18 of 22 Pages


                                   EXHIBIT CC

                                    AGREEMENT

         This Agreement (this "Agreement") is dated as of March 1, 2002, and is among Gemini Systems Corporation N.V., a company organized under the laws of the Netherlands Antilles (`Gemini"), Toscal N.V., a company organized under the laws of the Netherlands Antilles ("Toscal"), OZF Ltd., a company organized under the laws of the British Virgin Islands ("OZF"), Visionvest Corporation N.V., a company organized under the laws of the Netherlands Antilles and a wholly-owned subsidiary of Toscal (Visionvest"), Walthroup Corporation N.V., a company organized under the laws of the Netherlands Antilles and a wholly-owned subsidiary of Toscal ("Walthroup"), Deering Corporation N.V., a company organized under the laws of the Netherlands Antilles and a wholly-owned subsidiary of Toscal ("Deering", and together with Gemini, Toscal, OZF, Visionvest and Walthroup, the "LFT Shareholders"), S-C Indigo CV, a limited partnership organized under the laws of the Netherlands Antilles ("S-C"), Hewlett-Packard Europe B.V., a company organized under the laws of the Netherlands ("HP Europe"), Hewlett-Packard Company, a company organized under the laws of Delaware ("HP"), and Indigo N.V., a company organized under the laws of the Netherlands (the "Company", and together with the LFT Shareholders, S-C, HP Europe and HP, each a "Party" and collectively, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Shareholders' Agreement (defined below).


         WHEREAS, the Parties have entered into that certain Shareholders' Agreement (the "Shareholders' Agreement") dated as of September 13, 2000;

         WHEREAS, HP and Indigo have entered into that certain Offer Agreement (the "Offer Agreement") dated as of September 6, 2001, and amended as of February 13, 2002, pursuant to which HP has commenced an exchange offer (the "Offer") to acquire all of the outstanding Common Shares;

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                                                             Page 19 of 22 Pages


         WHEREAS, the LFT Shareholders and HP have entered into that certain Tender and Option Agreement (the "Tender and Option Agreement") dated as of September 6, 2001;

         WHEREAS, S-C and HP have entered into that certain Tender Agreement (the "Tender Agreement") dated as of September 6, 2001;

         WHEREAS, the LFT Shareholders, HP and certain other shareholders of the Company have entered into that certain Voting Agreement (the "LFT Voting Agreement") dated as of September 6, 2001;

         WHEREAS, S-C and HP have entered into that certain Voting Agreement (the "S-C Voting Agreement", and together with the Tender and Option Agreement, the Tender Agreement and the LFT Voting Agreement, the "Voting and Tender Agreements") dated as of September 6, 2001; and

         WHEREAS, the Parties desire to make certain changes to, and clarify particular issues with respect to, the Shareholders' Agreement to, in part, avoid potential conflicts with the Voting and Tender Agreements.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1. The transactions contemplated by the Voting and Tender Agreements including, but not limited to, those provisions of the Voting and Tender Agreements permitting the subsequent transfer(s) of Shares (as defined in the Voting and Tender Agreements) to transferees who agree to be bound by the provisions of the Voting and Tender Agreements, may be effected without compliance with, and shall not be deemed to violate, the restrictions on transfer contained in Sections 3.2, 3.3 and 3.4 of the Shareholders' Agreement.

         2. Notwithstanding the transfers referenced in Section 1 above, for purposes of determining ownership in Section 5.1 of the Shareholders' Agreement, Common Shares and Common Share Equivalents held by George Soros, an individual, Geosor Corporation, a New York corporation, or the Open Society Institute, a New York trust, shall be deemed to be held by S-C, and Common Shares and Common Share Equivalents held by any wholly-owned subsidiary of the Oscar & Zlata Foundation shall be deemed to be held by the LFT Shareholders.

         3. Upon the Closing (as defined in the Offer Agreement) of the Offer, the Shareholder's Agreement shall be deemed to have terminated and shall no longer be in force and effect.

         4. The Parties hereby confirm that this Agreement, and the transactions contemplated by the Offer Agreement and the Voting and Tender Agreements, shall not be deemed to violate Article 4 of the Shareholders' Agreement.

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                                                             Page 20 of 22 Pages


         5. The provisions hereof shall be deemed to supplement and amend the relevant provisions of the Shareholders' Agreement. Notwithstanding the foregoing, the remaining provisions of the Shareholders' Agreement shall continue in full force and effect.

         6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

         7. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         [the remainder of this page has intentionally been left blank]


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                                                             Page 21 of 22 Pages


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                                        INDIGO N.V.


                                        By: /s/ Rafi Maor
                                            ------------------------------------
                                            Name:   Rafi Maor
                                            Title:  President/Chief Operating
                                                    Officer


                                        HEWLETT-PACKARD EUROPE B.V.


                                        By: /s/ Robert P. Wagman
                                            ------------------------------------
                                            Name:  Robert P. Wagman
                                            Title: Managing Director


                                        HEWLETT-PACKARD COMPANY


                                        By: /s/ Charles N. Charnas
                                            ------------------------------------
                                            Name:  Charles N. Charnas
                                            Title: Assistant Secretary


                                        TOSCAL N.V.


                                        By: /s/ Tis Prager
                                            ------------------------------------
                                            Name:  Tis Prager
                                            Title: Director


                                        VISIONVEST CORPORATION N.V.


                                        By: /s/ Urs Brunner
                                            ------------------------------------
                                            Name:  Urs Brunner
                                            Title: Director

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                                                             Page 22 of 22 Pages



                                        GEMINI SYSTEMS CORPORATION N.V.


                                        By: /s/ Tis Prager
                                            ------------------------------------
                                            Name:  Tis Prager
                                            Title: Director


                                          S-C INDIGO CV


                                          By: /s/ Richard D. Holahan, Jr.
                                              ----------------------------------
                                              Name:  Richard D. Holahan, Jr.
                                              Title: Authorized Signatory


                                          OZF LTD.


                                          By: /s/ Tis Prager
                                              ----------------------------------
                                              Name:  Tis Prager
                                              Title: Director

                                          WALTHROUP CORPORATION N.V.


                                          By: /s/ Urs Brunner
                                              ----------------------------------
                                              Name:  Urs Brunner
                                              Title: Director

                                          DEERING CORPORATION N.V.


                                          By: /s/ Urs Brunner
                                              ----------------------------------
                                              Name:  Urs Brunner
                                              Title: Director